Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of Exelon Corporation of our report dated February 29, 2012, relating to the financial statements of Baltimore Gas and Electric Company, which appears in the Current Report on Form 8-K/A of Exelon Corporation dated March 9, 2012 and filed May 25, 2012. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Baltimore, Maryland

September 6, 2012